UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 2, 2017

(Date of Report)

January 28, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

International Trade Center Service Provider Agreement - Alice W. Mwangi (Kenya)

On January 28, 2017, AmericaTowne, Inc., a Delaware corporation (the “Company”) entered into an International Trade Center Service Provider Agreement with Alice W. Mwangi (“Mwangi”) for operations in Mombasa, Kenya (the “Mwangi Agreement”). Prior to execution, Mwangi was not an affiliate or beneficial shareholder of the Company, or vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Mwangi Agreement, the Mwangi Agreement terminates on December 31, 2021. The Company retains the option to extend the Mwangi Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

As disclosed in prior filings, the general purpose behind those agreements similar to the Mwangi Agreement, but for different locales, is for a specific “Service Provider,” in this case, Mwangi, to support the operations of the Company’s programs in a specific geographical area, in this case, Mombasa, Kenya. As a Service Provider, Mwangi has represented to the Company that she has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are referred to in similar and previously disclosed agreements as “Support Services.”

In consideration for Mwangi entering into the Mwangi Agreement, the parties have agreed to form a joint venture limited liability company (or similarly structured entity upon consent of the parties) in which Mwangi would be issued a specific percentage of equity and would deploy resources in furtherance of an AmericaTowne community in Mombasa, Kenya. Each party has agreed to a mutual compensation schedule, which is incorporated into the Mwangi Agreement resulting in a fully integrated and materially definitive agreement.

For the services provided by Mwangi, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Mwangi a stock award of 25,000 shares of the Company’s common stock to be issued by or before January 28, 2018. Starting at the end of April 2017, provided Mwangi has met the agreed upon production schedule, the Company will pay Mwangi a $1,600 monthly stipend. The Company has also issued a stock option to Mwangi to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Mwangi Agreement is in effect for up to five years to be exercised by or before December 31st of the given year.

Mwangi has agreed to pay the Company a nonrefundable service fee of $35,000 (the “Service Fee”). The Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing materials to be used by Mwangi. The Service Fee is to be paid as follows: $1,500 upon execution of the Mwangi Agreement, and monthly payments of $500.00 a month for sixty-seven months with the first monthly payment due on March 30, 2017. The reader is directed to the exhibits for the full copy of the Trade Center Agreement executed by the Company.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit	Description
10.1	International Trade Center Service Provider Agreement dated January 28, 2017 (Alice W. Mwangi)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: February 2, 2017

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